EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Coinstar, Inc. on Form S-8 of our report dated February 5, 1999, with respect to the financial statements of Coinstar, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-K of Coinstar, Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP
--------------------------------
Deloitte & Touche LLP
October 27, 1999
Seattle, Washington